Exhibit 99.1

Contact:       Curtis Garner
Chief Financial Officer
Otelco Inc.
205-625-3580
HTCurtis@otelcotel.comUT

Otelco Reports Third Quarter 2013 Results

ONEONTA, Alabama (November 11, 2013) – Otelco Inc. (NASDAQ: OTEL), a wireline telecommunications services provider in Alabama, Maine, Massachusetts, Missouri, New Hampshire, Vermont and West Virginia, today announced results for its third quarter ended September 30, 2013.  Key highlights for Otelco include:

●	Total revenues of $19.0 million for third quarter 2013.
●	Operating income of $4.3 million for third quarter 2013.
●	Adjusted EBITDA (a non-GAAP measure defined below) of $7.3 million for third quarter 2013.

“Third quarter 2013 results produced Adjusted EBITDA of $7.3 million,” said Mike Weaver, President and Chief Executive Officer of Otelco.   “We invested $1.6 million in capital equipment, returning to a more typical spending level after a year of controlled investment during our balance sheet restructuring.

“Business access line equivalents grew in third quarter in both our RLEC and CLEC markets,” added Weaver. “The quality of our Hosted PBX product is gaining attention as other carriers are exploring arrangements with Otelco to potentially white label our product for their customers. We expect to complete the first installation of these wholesale customers in November, expanding our enterprise marketing footprint.  Our capital equipment investments continue to increase our capabilities to provide the higher data speeds our customers require to meet their expanding needs.

“We made our first scheduled principal payment of $1.7 million on our new senior credit facility, completed the payment of our remaining restructuring expenses, and ended the third quarter with $10.4 million in cash, down only $0.8 million from the previous quarter. An additional required principal payment of $0.3 million was made at the end of October, reflecting the terms of our senior credit facility as we continue to focus on reducing our leverage,” Weaver concluded.

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Otelco Reports Third Quarter 2013 Results Page 2 November 11, 2013

Third Quarter 2013 Financial Summary
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Change
	2012	2013	Amount	Percent
Revenues	$24,428	$18,980	$(5,448)	(22.3	) %
Operating income	$6,487	$4,301	$(2,186)	(33.7	) %
Interest expense	$(5,674)	$2,470	$8,144	(143.5	) %
Net income available to stockholders	$316	$1,472	$1,156	365.8%
Basic net income per share	$0.12	$0.47	$0.35	291.7%

Adjusted EBITDA(1)	$11,369	$7,256	$(4,113)	(36.2	) %
Capital expenditures	$851	$1,551	$700	82.3%

	Nine Months Ended September 30,		Change
	2012	2013	Amount	Percent
Revenues	$74,516	$59,634	$(14,882)	(20.0	) %
Operating income (loss)	$(134,957)	$14,310	$149,267	*
Interest expense	$(17,162)	$(10,248)	$(6,914)	(40.3	) %
Net income (loss) available to stockholders	$(126,876)	$109,346	$236,222	*
Basic net income (loss) per share	$(47.98)	$38.24	$86.22	*

Adjusted EBITDA(1)	$33,659	$24,491	$(9,168)	(27.2	) %
Capital expenditures	$3,396	$3,133	$(263)	(7.7	) %

* Not a meaningful calculation

Reconciliation of Adjusted EBITDA to Net Income (Loss)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2013	2012	2013
Net income (loss)	$316	$1,472	$(126,876)	$109,346
Add: Depreciation	2,467	2,397	7,942	7,166
Interest expense - net of premium	5,332	2,217	16,136	9,421
Interest expense - amortize loan cost	342	253	1,026	828
Income tax expense (benefit)	498	(587)	(24,690)	4,284
Change in fair value of derivatives	-	-	(241)	-
Loan fees	19	6	57	39
Amortization - intangibles	2,147	446	7,076	2,539
Goodwill impairment	(344)	-	143,654	-
Impairment of long-lived assets	-	-	8,622	-
IXC tariff dispute settlement	-	112	-	181
Cancellation of debt	-	-	-	(118,209)
Restructuring expense	592	940	953	8,896
Adjusted EBITDA(1)	$11,369	$7,256	$33,659	$24,491

(1) Adjusted EBITDA is defined as consolidated net income (loss) plus interest expense, depreciation and amortization, income taxes and certain non-recurring fees, expenses or charges and other non-cash charges reducing or increasing consolidated net income.  Adjusted EBITDA is not a measure calculated in accordance with generally acceptable accounting principles (GAAP).  While providing useful information, Adjusted EBITDA should not be considered in isolation or as a substitute for consolidated statement of operations or consolidated statement of cash flows data prepared in accordance with GAAP.  The Company believes Adjusted EBITDA is useful as a tool to analyze the Company on the basis of operating performance and leverage.  The definition of Adjusted EBITDA corresponds to the definition of Adjusted EBITDA in the Company’s  credit facility and certain of the covenants contained therein.  The Company’s presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

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Otelco Reports Third Quarter 2013 Results Page 3 November 11, 2013

Key Operating Statistics
(Unaudited)						Quarterly
						% Change
	December 31,		March 31,	June 30,	September 30,	from
	2011	2012	2013	2013	2013	June 30, 2013
Otelco access line equivalents(1)	102,378	99,395	98,839	97,496	96,980	(0.5	) %

RLEC and other services:
Voice access lines	46,202	43,021	42,274	41,354	41,036	(0.8	) %
Data access lines	22,904	22,742	22,718	22,604	22,333	(1.2	) %
Access line equivalents(1)	69,106	65,763	64,992	63,958	63,369	(0.9	) %

Cable television customers	4,201	4,155	4,102	4,027	3,963	(1.6	) %
Satellite television customers	226	233	235	237	237	0.0%
Security	-	63	96	111	121	9.0%
Additional internet customers	5,414	4,506	4,312	4,124	2,957	(28.3	) %
RLEC dial-up	301	198	169	153	141	(7.8	) %
Other dial-up	2,797	1,895	1,726	1,590	455	(71.4	) %
Other data lines	2,316	2,413	2,417	2,381	2,361	(0.8	) %

CLEC:
Voice access lines	30,189	30,470	30,589	30,252	30,337	0.3%
Data access lines	3,083	3,162	3,258	3,286	3,274	(0.4	) %
Access line equivalents(1)	33,272	33,632	33,847	33,538	33,611	0.2%
Wholesale network connections	157,144	162,117	2,608	2,709	2,756	1.7%

	For the Year Ended		For the Three Months Ended
	December 31,		March 31,	June 30,	September 30,
	2011	2012	2013	2013	2013
Total Revenues (in millions):	$101.8	$98.4	$21.0	$19.7	$19.0
RLEC(2)	$57.4	$62.8	$14.5	$13.5	$14.1
CLEC	$44.4	$35.6	$6.5	$6.2	$4.9

(1) We define access line equivalents as voice access lines and data access lines (including cable modems, digital subscriber lines, and dedicated data access trunks).
(2) Includes regulated and unregulated RLEC revenue.

FINANCIAL DISCUSSION FOR THIRD QUARTER 2013 (unaudited):

Revenue
Total revenues of $19.0 million decreased 22.3% in the three months ended September 30, 2013, when compared to the three months ended September 30, 2012.  The expiration of the Time Warner Cable (“TWC”) contract at the end of 2012 was the primary reason for the decrease in 2013, accounting for 73.2% of the total revenue decline.

	Three Months Ended September 30,		Change
	2012	2013	Amount	Percent
		(dollars in thousands)
Local services	$11,003	$7,081	$(3,922)	(35.6)%
Network access	7,500	6,112	(1,388)	(18.5)
Internet	3,683	3,630	(53)	(1.4)
Transport services	1,454	1,413	(41)	(2.8)
Cable television	788	744	(44)	(5.6)
Total	$24,428	$18,980	$(5,448)	(22.3)

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Otelco Reports Third Quarter 2013 Results Page 4 November 11, 2013

Local services revenue decreased 35.6% in the third quarter of 2013 to $7.1 million from $11.0 million in the third quarter ended September 30, 2012. TWC related revenue decreased $3.2 million. The decline in RLEC voice access lines and reductions in toll calling decreased revenue by $0.7 million. Network access revenue decreased 18.5% in the third quarter of 2013 to $6.1 million from $7.5 million in the quarter ended September 30, 2012. TWC related access revenue declined $0.8 million. End user-related access revenue, net of payments from the new Connect America Fund, decreased $0.6 million, reflecting reduced subscriber usage and lower intrastate calling revenue associated with the FCC’s InterCarrier Compensation order. Internet revenue for the third quarter 2013 decreased 1.4% to $3.6 million from just under $3.7 million in the quarter ended September 30, 2012. The decline in dial-up internet services and a pricing change for multiple email addresses was partially offset by an increase in fiber revenue.  Transport services revenue decreased 2.9% to $1.4 million in the three months ended September 30, 2013 from just under $1.5 million for the three months ended September 30, 2012. The decrease was associated with contract renewal pricing. Cable television revenue in the three months ended September 30, 2013 decreased 5.6% to just over $0.7 million compared to just under $0.8 million in the same period in 2012.  The decrease was associated with reduced subscriber base which was only partially offset by increased security services revenue in our Alabama territory.

Operating Expenses
Operating expenses in the three months ended September 30, 2013 decreased 18.2% to $14.7 million from $17.9 million in the three months ended September 30, 2012.  Cost of services decreased 14.0% to $8.9 million from $10.4 million for the three months ended September 30, 2012. Costs in 2012 associated with TWC were $0.6 million compared to no cost in third quarter 2013. New access recovery fees in 2013 offset $0.3 million in costs; restructuring of our CLEC sales force and customer service function reduced costs $0.2 million; lower circuit and facility expense reduced costs $0.2 million; and other network efficiencies reduced costs $0.2 million. Selling, general and administrative expenses decreased 11.7% to $2.9 million in the three months ended September 30, 2013, from $3.3 million in the three months ended September 30, 2012. Reorganization expenses are separately classified in 2013 but are included in selling, general and administrative expenses in the amount of $0.6 million in 2012. Other changes include an increase of $0.2 million in compensation expense and $0.1 million for the settlement of disputed charges in 2013, which were partially offset by $0.1 million in lower property taxes. Depreciation and amortization for third quarter 2013 decreased 38.4% to $2.8 million from $4.6 million in the third quarter 2012.  The amortization of intangible assets associated with the TWC contract decreased $1.6 million. The amortization of a telephone plant adjustment decreased $0.1 million and RLEC depreciation decreased $0.1 million.

Interest Expense
Interest expense decreased 56.5% to $2.5 million in the quarter ended September 30, 2013, from $5.7 million a year ago. The exchange of the Company’s senior subordinated notes for new Class A common stock during second quarter 2013 compared to interest accrued on those notes in the same period of 2012 represents a decrease of $3.5 million. Interest on our senior subordinated notes increased $0.4 million, reflecting the higher interest rate floor in our new senior credit facility. Amortization of loan costs decreased $0.1 million.

Reorganization Items
Separate classification of reorganization items began in first quarter 2013 when we filed the Reorganization Cases. All reorganization expenses prior to that period are reflected in selling, general and administrative expenses. We expensed approximately $0.9 million during the third quarter of 2013 associated with our balance sheet restructuring process with no comparable expense in 2012 reflected as reorganization items. This brings the total for 2013 to $7.5 million (excluding cancellation of debt income).

Adjusted EBITDA
Adjusted EBITDA for the three months ended September 30, 2013 was $7.3 million compared to $11.4 million for the same period in 2012 and $8.4 million in the second quarter of 2013.  See financial tables for a reconciliation of Adjusted EBITDA to net income.

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Otelco Reports Third Quarter 2013 Results

November 11, 2013

Balance Sheet
As of September 30, 2013, the Company had cash and cash equivalents of $10.4 million compared to $32.5 million at the end of 2012, reflecting the Company’s payment of $28.7 million on its long-term notes payable in second quarter and another $1.7 million in third quarter 2013. The payments reduce the outstanding notes payable balance to $131.6 million, including the current portion of $7.0 million which includes $0.3 million for the Company’s first Excess Cash Flow payment to the senior lenders which was paid on October 31, 2013. The Company’s senior credit facility extends through April 2016 and includes a $5.0 million undrawn revolver.

Capital Expenditures
Capital expenditures were $1.6 million for the third quarter as the Company continues to invest in its infrastructure, including enhancing available broadband speeds in its service area.

Third Quarter Investors Conference Call
Otelco has scheduled a conference call, which will be broadcast live over the internet, on Tuesday, November 12, 2013, at 11:30 a.m. ET.  To participate in the call, participants should dial (719) 457-2697 and ask for the Otelco call 10 minutes prior to the start time.  Investors and the general public will also have the opportunity to listen to the conference call free over the internet by visiting the Company’s website at www.OtelcoInc.com. To listen to the live call online, please visit the website at least 15 minutes early to register, download and install any necessary audio software.  For those who cannot listen to the live webcast, a replay of the webcast will be available on the Company’s website at www.OtelcoInc.com for 30 days.  A two-week telephonic replay may also be accessed by calling (719) 457-0820 and using the confirmation code 5382593.

ABOUT OTELCO
Otelco Inc. provides wireline telecommunications services in Alabama, Maine, Massachusetts, Missouri, New Hampshire, Vermont and West Virginia.  The Company’s services include local and long distance telephone, digital high-speed data lines, transport services, network access, cable television and other related services. With approximately 97,000 voice and data access lines, which are collectively referred to as access line equivalents, Otelco is among the top 25 largest local exchange carriers in the United States based on number of access lines.  Otelco operates eleven incumbent telephone companies serving rural markets, or rural local exchange carriers.  It also provides competitive retail and wholesale communications services through several subsidiaries.  For more information, visit the Company’s website at www.OtelcoInc.com.

FORWARD LOOKING STATEMENTS
Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates,” “plans,” or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission.

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Otelco Reports Third Quarter 2013 Results

November 11, 2013

OTELCO INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands, except share par value and share amounts)

	December 31,	September 30,
	2012	2013
Assets
Current assets
Cash and cash equivalents	$32,516	$10,350
Accounts receivable:
Due from subscribers, net of allowance for doubtful accounts of $239 and $298, respectively	4,206	3,893
Unbilled receivables	2,004	1,941
Other	5,336	2,639
Materials and supplies	1,845	1,794
Prepaid expenses	1,982	1,841
Deferred income taxes	1,843	2,960
Total current assets	49,732	25,418

Property and equipment, net	58,243	53,939
Goodwill	44,957	44,957
Intangible assets, net	6,671	4,420
Investments	1,919	1,900
Deferred financing costs, net	4,037	2,340
Deferred income taxes	6,276	1,556
Other assets	490	569
Total assets	$172,325	$135,099

Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$2,007	$935
Accrued expenses	14,901	5,904
Advance billings and payments	1,560	1,460
Deferred income taxes	431	469
Customer deposits	91	84
Current maturity of long-term notes payable	270,990	7,000
Total current liabilities	289,980	15,852

Deferred income taxes	22,670	23,182
Advance billings and payments	789	749
Other liabilities	484	159
Long-term notes payable, less current maturities	-	124,634
Total liabilities	313,923	164,576

Stockholders’ deficit

Class A Common Stock, $.01 par value-authorized 20,000,000 shares; issued and outstanding 13,221,404 shares	132	-
Class A Common Stock, $.01 par value-authorized 10,000,000 shares; issued and outstanding 2,870,948 shares	-	29
Class B Common Stock, $.01 par value-authorized 250,000 shares; issued and outstanding 232,780 shares	-	2
Additional paid in capital	-	2,876
Retained deficit	(141,730)	(32,384)
Total stockholders’ deficit	(141,598)	(29,477)
Total liabilities and stockholders’ deficit	$172,325	$135,099

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Otelco Reports Third Quarter 2013 Results

November 11, 2013

OTELCO INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2013	2012	2013

Revenues	$24,428	$18,980	$74,516	$59,634

Operating expenses
Cost of services	10,361	8,912	32,038	27,318
Selling, general and administrative expenses	3,310	2,924	10,140	8,300
Depreciation and amortization	4,614	2,843	15,019	9,706
Long-lived assets impairment - property, plant and equipment	-	-	2,874	-
Long-lived assets impairment - intangibles	-	-	5,748	-
Goodwill impairment	(344)	-	143,654	-
Total operating expenses	17,941	14,679	209,473	45,324

Income (loss) from operations	6,487	4,301	(134,957)	14,310

Other income (expense)
Interest expense	(5,674)	(2,470)	(17,162)	(10,248)
Change in fair value of derivatives	-	-	241	-
Other income (expense)	1	(6)	312	255
Total other expenses	(5,673)	(2,476)	(16,609)	(9,993)

Income (loss) before reorganization items and income tax	814	1,825	(151,566)	4,317

Reorganization items	-	(940)	-	109,313

Income (loss) before income tax	814	885	(151,566)	113,630
Income tax benefit (expense)	(498)	587	24,690	(4,284)

Net income (loss)	$316	$1,472	$(126,876)	$109,346

Weighted average number of common shares outstanding	2,644,281	3,103,728	2,644,281	2,859,699
(restated for 2012)
Net income (loss) per common share	$0.12	$0.47	$(47.98)	$38.24

Dividends declared per common share	$-	$-	$0.18	$-

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Otelco Reports Third Quarter 2013 Results

November 11, 2013

OTELCO INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Nine Months Ended September 30,
	2012	2013
Cash flows from operating activities:
Net income (loss)	$(126,876)	$109,346
Adjustments to reconcile net income (loss) to cash flows provided by operating activities:
Depreciation	7,942	7,166
Amortization	7,077	2,540
Long-lived assets impairment - property, plant and equipment	2,874	-
Long-lived assets impairment - intangibles	5,748	-
Goodwill impairment	143,654	-
Amortization of loan costs	1,026	827
Amortization of notes payable premium	(86)	(31)
Change in fair value of derivatives	(242)	-
Provision (benefit) for deferred income taxes	(24,765)	4,154
Provision for uncollectible accounts receivable	352	304
Changes in operating assets and liabilities
Accounts receivable	(123)	2,768
Material and supplies	(219)	51
Prepaid expenses and other assets	(443)	62
Accounts payable and accrued expenses	4,840	480
Advance billings and payments	162	(140)
Other liabilities	195	(331)
Reorganization adjustments:
Non-cash reorganization income	-	(114,210)
Net cash from operating activities	21,116	12,986

Cash flows used in investing activities:
Acquisition and construction of property and equipment	(3,396)	(3,133)

Net cash used in investing activities	(3,396)	(3,133)

Cash flows used in financing activities:
Cash dividends paid	(2,330)	-
Principal repayment of long-term notes payable	-	(30,366)
Loan origination costs	(599)	(1,653)

Net cash used in financing activities	(2,929)	(32,019)

Net increase (decrease) in cash and cash equivalents	14,791	(22,166)
Cash and cash equivalents, beginning of period	12,394	32,516

Cash and cash equivalents, end of period	$27,185	$10,350

Supplemental disclosures of cash flow information:
Interest paid	$13,059	$6,395

Income taxes paid	$77	$163

Loan fees paid via issuance of Class B common stock	$-	$2,772

Cancellation of Class A common stock	$-	$132

Issuance of Class A common stock	$-	$29

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